Exhibit 99.1
FOR IMMEDIATE RELEASE
MERCATOR PARTNERS ACQUISITION CORP. ANNOUNCES
PLATFORM ACQUISITIONS CREATING GLOBAL VNO LEADER
H. BRIAN THOMPSON TO LEAD MANAGEMENT AS EXECUTIVE CHAIRMAN
NEXTEL FOUNDER MORGAN O’BRIEN TO JOIN BOARD
Reston, Virginia – May 24, 2006 – Mercator Partners Acquisition Corp. (OTCBB: MPAQ, MPAQB) (“Mercator Partners”) today announced definitive agreements to acquire U.K.-based European Telecommunications and Technology, Ltd. (“ETT”) and McLean, Virginia-based Global Internetworking, Inc. (“GII”). ETT and GII are Virtual Network Operators, known as VNOs. The total purchase price for ETT and GII is approximately $63.1 million.
VNOs are facilities-free, technology-agnostic telecommunications providers that leverage the infrastructure of multiple, asset-based carriers to create highly customized, cost-effective and ubiquitous solutions for large enterprise, government and carrier customers whose complex communications requirements typically transcend the capabilities of any single facilities-based provider. The VNO model is also attractive to customers with diverse or international needs.
The combined company will be headquartered in McLean, Virginia, with additional locations in London, New York, Paris, New Delhi, Dusseldorf, and Miami and network operations centers in the U.S. and U.K. The combined client roster includes over 200 customers, including such leading companies as Airbus, Bloomberg, Citigroup, Comsat International, Deloitte, Equant, Ford, Tandberg Television, WPP, as well as various U.S. government contractors and federal agencies. For the twelve months ended December 31, 2005, the combined company had proforma revenues of approximately $50 million.
H. Brian Thompson, Chairman of Mercator Partners, stated “The business combination of Mercator Partners with ETT and GII will create a global leader in the rapidly growing VNO telecommunications sector and a powerful platform to grow organically and through acquisitions.” Mr. Thompson added “ETT and GII are highly complementary and together will have services deployed with customers in over 50 countries worldwide and over 100 carrier partnerships, giving the new company global reach.” Mr. Thompson will serve as Executive Chairman of the combined company.
Michael Keenan, the co-founder and CEO of GII, who will serve as CEO of the combined company, stated “As mission critical communications services requirements become more diverse and complex, there is burgeoning customer demand for carrier-independent and technology-neutral solutions from a single, customer-focused provider. The business combination of Mercator Partners, GII, and ETT creates a global telecommunications platform with the resources, capabilities, and technology to deliver cost-effective “best of breed” solutions and support to customers on a global basis.” Mr. Keenan added “We look forward to working closely with our new partners. Brian Thompson is a proven leader in the telecommunications industry, having been instrumental in building several major telecommunications companies, including MCI, LCI and most recently, Comsat International in connection with its private turnaround. We are also excited that Morgan O’Brien, the founder of Nextel and a true visionary in communications services, has agreed to join the Board.”

Christopher Britton, CEO of ETT, who will serve as Executive Vice President of the combined company and Head of Europe, Middle East and Asia (EMEA) Operations, stated “This business combination results in a powerful company with a global VNO footprint, greater capital access, and world-class management. Greater access to capital and a U.S.-listed stock will afford us opportunities to accelerate the growth of the combined business; the VNO sector is not only growing rapidly but is also highly fragmented with many attractive acquisition candidates. The public listing will also enable us to provide incentives for management and other employees.”
The total acquisition purchase price of approximately $63.1 million is comprised of approximately $51 million in cash and $12.1 million in notes and securities, valuing the securities at their last sale price as of May 23, 2006. After giving effect to the completion of the acquisitions and including the automatic conversion of our Class B common stock into ordinary common stock, there will be 13,030,100 shares of common stock outstanding, of which approximately 90% will be owned by our current shareholders.
Rhodric C. Hackman, President of Mercator Partners, stated “The flexibility afforded us by our unique, public acquisition company structure has enabled us to craft a deal structure which accommodates the diverse needs of the various stakeholders of ETT and GII. Consequently, we believe that Mercator Partners is acquiring these assets at a purchase price which is very favorable to our shareholders.” Mr. Hackman added “Our review of the market indicates that comparable companies in the public markets are generally valued between 2.0x and 3.0x trailing twelve-month revenues. If the market affords our company a comparable valuation multiple, immediate additional value would be created for our shareholders. We also believe that the attractive growth characteristics of the VNO sector provide strong opportunities to build considerable shareholder value going forward.”
Mercator Partners intends to change its name upon the business combination with ETT and GII to Global Telecom and Technology, Inc. (“GTT”) and submit an application to list the securities of GTT on the Nasdaq National Market. The business combination is subject to, among other things, requisite approval by Mercator Partners’ shareholders. There can be no assurance that the business combination will be consummated.
About Mercator Partners
Mercator Partners is a blank check company that was formed for the specific purpose of consummating a business combination. It raised proceeds of approximately $59.5 million through its initial public offering consummated in April 2005 and since the offering has dedicated its time to seeking and evaluating business combination opportunities.
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This press release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.